Exhibit 99.1

IHS Inc. Reports Strong Second Quarter 2007 Results

EPS of $0.32 and Adjusted EPS of $0.37;
Up 39 percent and 37 percent, respectively

     ENGLEWOOD, Colo., — June 19, 2007 — IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the second quarter ended May 31, 2007.  Revenue for the second quarter of 2007 totaled $154.9 million, representing a 17 percent increase over second quarter 2006 revenue of $132.9 million.  Net income for the second quarter of 2007 increased $5.6 million to $18.6 million, or $0.32 per diluted share, compared to second quarter 2006 net income of $12.9 million, or $0.23 per diluted share.

Adjusted EBITDA totaled $35.8 million for the second quarter of 2007, up 43 percent from $25.0 million in the second quarter of 2006.   Adjusted earnings per diluted share was $0.37 for the second quarter of 2007, an increase of 37 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance.  See the end of this release for more information about this non-GAAP measure.

 “After announcing the acquisition of Jane’s last week, we are pleased to announce another quarter of great operational and financial results,” said Jerre Stead, Chairman and CEO, IHS.  “As we continue to look for acquisitions that provide additional value to our customers, we are also making terrific progress on several special initiatives that will help IHS to be more efficient, more nimble and to provide ever-increasing levels of customer service.”

Second Quarter 2007 Details

Organic revenue growth in the second quarter of 2007 was ten percent over the prior year; acquisitions added four percent and foreign exchange accounted for the remainder of the revenue increase.  The company continued to grow its business in both operating segments, domestically and internationally, and across its three product categories—critical information, decision support tools, and operational and advisory services.  The Energy segment grew its revenue for the second quarter by 26 percent, to $88.8 million, compared to $70.4 million in the prior year’s second quarter.  The Engineering segment grew its second quarter revenue by six percent, to $66.1 million, compared to $62.5 million in the prior year.

Adjusted EBITDA for the second quarter of 2007 grew 43 percent over the second quarter of last year and was driven primarily by top-line growth accompanied by margin expansion.  Operating income increased $7.3 million year-over-year to $25.9 million, up from $18.6 million for the second quarter of 2006.  Energy operating income was $28.9 million, up 45 percent over the prior-year quarter, and Engineering operating income was $11.8 million, up 34 percent over last year.

Year-to-Date 2007

Revenue for the six months of 2007 totaled $307.5 million, representing a 17 percent increase over the prior-period revenue of $262.7 million.  Organic growth contributed 11 percent of the increase.  Acquisitions added three percent and foreign exchange movements added the remainder. The Energy segment grew its revenue during the first six months of fiscal year 2007 by 27 percent, to $175.6 million, compared to $138.6 million in the prior-year period.  The Engineering segment grew its year-to-date 2007 revenue by six percent, to $131.9 million, compared to $124.1 million in the prior year.

Adjusted EBITDA for the first six months of 2007 totaled $71.9 million, up 36 percent from $52.7 million in the first six months of 2006.   Operating income increased 30 percent year-over-year to $51.8 million, up from $40.0 million for the six months ended May 31, 2006.  Energy operating income was $55.9 million, up 43 percent over the prior-year period, and Engineering operating income was $24.8 million, up 24 percent over last year.

Net income for the first six months of 2007 increased 40 percent to $37.0 million, or $0.63 per diluted share, compared to the first six months 2006 net income of $26.4 million, or $0.47 per diluted share.

Cash Flows

IHS generated approximately $65.8 million of cash flow from operations during the six months ended May 31, 2007, as compared to last year’s $65.2 million.

Balance Sheet

IHS ended the second quarter of 2007 with $212.3 million of cash and cash equivalents and short-term investments, and virtually no debt.

“While the business continues to generate very strong cash flows, we also continue to see many opportunities to deploy that cash for acquisitions,” stated Michael J. Sullivan, IHS Executive Vice President and CFO.  “As we communicated last week, we did use equity for the Jane’s Information Group acquisition because it allowed IHS to differentiate itself from private equity buyers in this intensely competitive mergers-and-acquisitions environment.”

Share Repurchase Program

During the second quarter of 2007, IHS repurchased 200,000 shares of its common stock for approximately $7.8 million, or $39.15 per share.  During the first six months of 2007, IHS repurchased 400,000 shares of its common stock for approximately $15.4 million, or $38.52 per share.

Outlook (forward-looking statement)

Based upon year-to-date performance, IHS is revising its annual guidance upward, and currently anticipates all-in revenue growth in the range of 20 to 22 percent for the full year ending November 30, 2007.  The company further expects adjusted EBITDA to grow 30 to 32 percent for fiscal 2007.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

“I’d like to thank all of our hard-working colleagues for their efforts during this exciting time,” said Mr. Stead.  “We have made good progress and we have the opportunity to build much more value.”

As previously announced, IHS will hold a conference call to discuss second quarter results on June 19, 2007, at 3:00 p.m. MDT (5:00 p.m. EDT).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA.  None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales.  Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization and impairment of investment in affiliate) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g.,  income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov <http://www.sec.gov/>  or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading provider of critical technical information, decision-support tools and related services to customers around the world. Our data and services are used primarily by the energy, defense, aerospace, construction, electronics, and automotive industries. IHS translates the value of our global information, expertise and knowledge to enable customer success and create customer delight on a daily basis. Ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries, customers rely on our offerings to facilitate decision making, support key processes and improve productivity. IHS has been in business for nearly 50 years and employs more than 2,900 people in 35 locations around the world.

###

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2007 IHS Inc.  All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	May 31,	November 30,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$212,286	$180,034
Short-term investments	23	2,076
Accounts receivable, net	126,549	151,300
Deferred subscription costs	37,372	33,293
Deferred income taxes	11,641	7,758
Other	9,801	6,461
Total current assets	397,672	380,922

Non-current assets:
Property and equipment, net	52,103	53,096
Intangible assets, net	67,858	65,962
Goodwill, net	365,214	350,896
Prepaid pension asset	93,835	92,488
Other	972	937
Total non-current assets	579,982	563,379
Total assets	$977,654	$944,301
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$—	$500
Accounts payable	20,458	45,622
Accrued compensation	19,308	30,788
Accrued royalties	20,368	22,801
Other accrued expenses	34,503	36,047
Income tax payable	16,590	11,484
Deferred subscription revenue	219,815	191,229
Total current liabilities	331,042	338,471

Long-term debt	1,510	74
Accrued pension liability	12,733	12,309
Accrued post-retirement benefits	16,731	18,200
Deferred income taxes	5,654	2,788
Other liabilities	5,930	6,891
Minority interests	138	377
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 45,245,782 and 45,265,794 shares issued and 44,615,676 and 45,042,232 shares outstanding at May 31, 2007 and November 30, 2006, respectively	452	453
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at May 31, 2007 and November 30, 2006	138	138
Additional paid-in capital	188,678	175,027
Treasury stock, at cost; 630,106 and 223,562 shares at May 31, 2007 and November 30, 2006, respectively	(23,214)	(7,551)
Retained earnings	436,988	400,029
Accumulated other comprehensive income (loss)	874	(2,905)
Total stockholders’ equity	603,916	565,191
Total liabilities and stockholders’ equity	$977,654	$944,301

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended May 31,		Six Months Ended May 31,
	2007	2006	2007	2006
	(Unaudited)
Revenue:
Products	$129,136	$110,483	$252,115	$217,065
Services	25,764	22,372	55,406	45,656
Total revenue	154,900	132,855	307,521	262,721
Operating expenses:
Cost of revenue:
Products	50,274	47,851	99,007	93,524
Services	17,479	15,331	34,484	30,521
Total cost of revenue (includes stock-based compensation expense of $105, $1,071, $456 and $2,166 for the three and six months ended May 31, 2007 and 2006, respectively)	67,753	63,182	133,491	124,045
Selling, general and administrative (includes stock-based compensation expense of $5,940 ; $3,288; $12,925 and $5,859 for the three and six months ended May 31, 2007 and 2006, respectively)	56,607	47,679	114,498	92,844
Depreciation and amortization	4,921	3,342	9,501	6,712
Restructuring and other charges	9	—	—	2
Gain on sales of assets, net	(5)	—	(756)	—
Net periodic pension and post-retirement benefits	(354)	(1,029)	(622)	(1,545)
Earnings in unconsolidated subsidiaries	(120)	(102)	(164)	(130)
Other expense (income), net	204	1,223	(196)	820
Total operating expenses	129,015	114,295	255,752	222,748
Operating income	25,885	18,560	51,769	39,973
Interest income	1,694	1,458	3,348	2,372
Interest expense	(76)	(67)	(209)	(152)
Non-operating income, net	1,618	1,391	3,139	2,220
Income from continuing operations before income taxes and minority interests	27,503	19,951	54,908	42,193
Provision for income taxes	(8,909)	(6,619)	(17,952)	(14,092)
Income from continuing operations before minority interests	18,594	13,332	36,956	28,101
Minority interests	(12)	(56)	3	(81)
Income from continuing operations	18,582	13,276	36,959	28,020
Discontinued operations:
Loss from discontinued operations, net	—	(342)	—	(1,622)
Net income	$18,582	$12,934	$36,959	$26,398
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.32	$0.24	$0.64	$0.50
Diluted (Class A and Class B common stock)	$0.32	$0.24	$0.63	$0.50
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$—	$(0.01)	$—	$(0.03)
Diluted (Class A and Class B common stock)	$—	$(0.01)	$—	$(0.03)
Net income per share:
Basic (Class A and Class B common stock)	$0.32	$0.23	$0.64	$0.47
Diluted (Class A and Class B common stock)	$0.32	$0.23	$0.63	$0.47
Weighted average shares:
Basic (Class A common stock)	43,626	42,271	43,733	42,199
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	58,281	56,130	58,328	56,071
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended May 31,
	2007	2006
	(Unaudited)
Operating activities
Net income	$36,959	$26,398
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	9,501	6,712
Stock-based compensation expense	13,381	8,025
Gain on sales of assets, net	(756)	—
Impairment of assets of discontinued operations	—	1,012
Non-cash net periodic pension and post-retirement benefits	(1,997)	(1,944)
Undistributed earnings of unconsolidated subsidiaries, net	140	—
Minority interests	(234)	(66)
Deferred income taxes	(1,015)	213
Change in assets and liabilities:
Accounts receivable, net	24,825	30,781
Other current assets	(5,565)	(2,715)
Accounts payable	(25,388)	(20,557)
Accrued expenses	(15,492)	(11,586)
Income taxes	5,311	(247)
Deferred subscription revenue	26,092	29,136
Net cash provided by operating activities	65,762	65,162
Investing activities
Capital expenditures on property and equipment	(3,645)	(5,763)
Intangible assets acquired	—	(3,300)
Change in other assets	(3,496)	1,272
Purchase of investments	—	(5,365)
Sales and maturities of investments	2,008	14,302
Acquisitions of businesses, net of cash acquired	(14,607)	(32,976)
Proceeds from sales of assets	2,461	—
Net cash used in investing activities	(17,279)	(31,830)
Financing activities
Net payments on debt	(500)	(91)
Tax benefit from equity compensation plans	121	2,194
Repurchases of common stock	(15,663)	—
Net cash provided by (used in) financing activities	(16,042)	2,103
Foreign exchange impact on cash balance	(189)	2,197
Net increase in cash and cash equivalents	32,252	37,632
Cash and cash equivalents at the beginning of the period	180,034	132,365
Cash and cash equivalents at the end of the period	$212,286	$169,997

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended May 31,
	2007	2006
	(Unaudited)

Energy	$88,828	$70,375
Engineering	66,072	62,480
Shared Services	—	—
Revenue	$154,900	$132,855

Energy	$28,873	$19,934
Engineering	11,825	8,815
Shared Services	(14,813)	(10,189)
Operating income	$25,885	$18,560

	Three Months Ended May 31, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$28,873	$11,825	$(14,813)	$25,885
Adjustments:
Stock-based compensation expense	—	—	6,045	6,045
Depreciation and amortization	2,917	1,407	597	4,921
Restructuring and offering charges	(1)	10	—	9
(Gain) loss on sales of assets, net	1	(6)	—	(5)
Non-cash net periodic pension and post-retirement benefits	—	—	(1,017)	(1,017)
Minority interest	—	(12)	—	(12)
Adjusted EBITDA	$31,790	$13,224	$(9,188)	$35,826

	Three Months Ended May 31, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$19,934	$8,815	$(10,189)	$18,560
Adjustments:
Stock-based compensation expense	—	—	4,359	4,359
Depreciation and amortization	1,805	1,266	271	3,342
Non-cash net periodic pension and post-retirement benefits	—	—	(1,218)	(1,218)
Minority interest	—	(56)	—	(56)
Adjusted EBITDA	$21,739	$10,025	$(6,777)	$24,987

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Six Months Ended May 31,
	2007	2006
	(Unaudited)

Energy	$175,574	$138,613
Engineering	131,947	124,108
Shared Services	—	—
Revenue	$307,521	$262,721

Energy	$55,918	$39,128
Engineering	24,810	20,084
Shared Services	(28,959)	(19,239)
Operating income	$51,769	$39,973

	Six Months Ended May 31, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$55,918	$24,810	$(28,959)	$51,769
Adjustments:
Stock-based compensation expense	—	—	13,381	13,381
Depreciation and amortization	5,595	2,812	1,094	9,501
Gain on sales of assets, net	—	—	(756)	(756)
Non-cash net periodic pension and post-retirement benefits	—	—	(1,997)	(1,997)
Minority interest	—	3	—	3
Adjusted EBITDA	$61,513	$27,625	$(17,237)	$71,901

	Six Months Ended May 31, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)

Operating income	$39,128	$20,084	$(19,239)	$39,973
Adjustments:
Stock-based compensation expense	—	—	8,025	8,025
Depreciation and amortization	3,507	2,726	479	6,712
Restructuring and offering charges	—	(18)	20	2
Non-cash net periodic pension and post-retirement benefits	—	—	(1,944)	(1,944)
Minority interest	—	(81)	—	(81)
Adjusted EBITDA	$42,635	$22,711	$(12,659)	$52,687

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Three Months Ended May 31,		Six Months Ended May 31,
	2007	2006	2007	2006
	(Unaudited)

Net income	$18,582	$12,934	$36,959	$26,398
Interest income	(1,694)	(1,458)	(3,348)	(2,372)
Interest expense	76	67	209	152
Provision for income taxes	8,909	6,619	17,952	14,092
Depreciation and amortization	4,921	3,342	9,501	6,712
EBITDA	30,794	21,504	61,273	44,982
Stock-based compensation expense	6,045	4,359	13,381	8,025
Restructuring and offering charges	9	—	—	2
Gain on sales of assets, net	(5)	—	(756)	—
Non-cash net periodic pension and post-retirement benefits	(1,017)	(1,218)	(1,997)	(1,944)
Loss from discontinued operations, net	—	342	—	1,622
Adjusted EBITDA	$35,826	$24,987	$71,901	$52,687

	Three Months Ended May 31,		Six Months Ended May 31,
	2007	2006	2007	2006
	(Unaudited)

Net cash provided by operating activities	$42,665	$42,654	$65,762	$65,162
Capital expenditures on property and equipment	(340)	(3,395)	(3,645)	(5,763)
Free cash flow	$42,325	$39,259	$62,117	$59,399

IHS INC.

SUPPLEMENTAL INFORMATION
(In thousands, except per-share amounts)

	Three Months Ended February 28,		Six Months Ended February 28,
	2007	2006	2007	2006
	(Unaudited)

Earnings per diluted share	$0.32	$0.23	$0.63	$0.47
Stock-based compensation expense	0.07	0.05	0.14	0.09
Gain on sales of assets, net	—	—	(0.01)	—
Non-cash net periodic pension and post-retirement benefits	(0.01)	(0.01)	(0.02)	(0.02)
Loss from discontinued operations, net	—	0.01	—	0.03
Adjusted earnings per diluted share	$0.37	$0.27	$0.75	$0.57
Note: amounts may not sum due to rounding.